CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is entered into effective as of September 12th, 2014 (the “Effective Date”), by and between Vopia, Inc., a Nevada corporation (“Vopia”) and Gimwork Project LP (“Contributor”).

R E C I T A L S:

A. Contributor desires to contribute and assign all of its assets and liabilities associated with its search technology software and online platform (the “Business”) to Vopia in return for common stock valued at $0.10 per share of Vopia (the “Common Stock”).

C.                    Vopia agrees to accept such asset contribution and assume such liabilities of Contributor pursuant to the terms of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

1.                        Contribution and Issuance of Common Stock.

(a)                        As of the Effective Date, Contributor does hereby assign, transfer and deliver to Vopia all of Contributor’s right, title and interest in and to all assets, both tangible and intangible, owned by Contributor prior the date hereof, and all rights, privileges, duties and obligations of Contributor associated with the Business (the “Assigned Assets and Assumed Liabilities”), including, without limitation:

(i)                 all accounts, including, without limitation, deposit accounts, investment accounts, all present and future rights of Contributor to payment for services rendered, all accounts receivable, notes receivable, contract rights, book debts, debentures, drafts and other obligations or indebtedness owing to Contributor, no matter how they arise (including, without limitation, any such obligation that might be characterized as an account, contract right or general intangible under the UCC in effect in any jurisdiction);

(ii)                      all inventory, including, without limitation, all goods, merchandise and other personal property, now owned by the Contributor;

(iii)                    all intellectual property, including, without limitation, royalty rights, copyrights, trademarks and domain names;

(iv)	all real property owned by Contributor;

(v)                      all contract rights, including without limitation, all contracts associated with the Business;

(vi)	all furniture, fixtures and equipment;

(vii)                 all of Contributor’s unsatisfied debts, claims, commitments, suits, obligations, and other liabilities, (whether absolute, accrued, asserted or unasserted, fixed, contingent or otherwise) arising out of Contributor’s ownership of the Assigned Assets and from the operation of Contributor’s Business or other activities of Contributor prior to the Effective Date including, without limitation, contractual obligations (including lease obligations), local, state and federal taxes, license fees, accrued and unpaid costs of overhead, employment related liabilities (including wages and liabilities related to employee benefit), liabilities that may arise from adverse claims, disputes, proceedings, investigations or inquiries (asserted, instituted or rendered, or otherwise existing or occurring, prior to, on or at any time after, the Effective Date) arising out of Contributor’s ownership of the Assigned Assets, from the operation of the Contributor’s Business or other activities of Contributor prior to the Effective Date, accounts payable and trade debts and commitments based on express or implied warranties, and any taxes, fees, expenses, liabilities, debts or obligations of Contributor relating to this Agreement; and

(viii)                     any costs and expenses incurred or to be incurred in connection with the transfer and assumption of the same.

(b)                        Vopia hereby accepts the assignment and assumption of the Assigned Assets and Assumed Liabilities and agrees to assume and perform all agreements, covenants and obligations required of Contributor thereunder.

(d) In consideration of the Assigned Assets and Assumed Liabilities, Vopia shall issue to Contributor One Hundred Thousand Shares (100,000) shares of fully paid and non-assessable Common Stock.

2.                        Further Assurances. Each party hereto agrees to execute, acknowledge, deliver, file, record and publish such further instruments and documents and do all such further action things as may be required by law, or as may be required to carry out the intent and purpose of this Agreement.

3.                          Third Party Consents. If and to the extent the assignment of any contract of Contributor requires third party consent, Contributor agrees to use its best efforts to pursue and obtain such consent as soon as practicable following the Effective Date.

4.                        Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective executors, administrators, successors and assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, successors and assigns.

5.                        Venue; Governing Law. Each of the parties hereto consents to the jurisdiction of any court in Clark County, Nevada for any action arising out of matters relating to this Agreement. This Agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of Nevada without regard to the conflicts of law principles thereof.

6.                        Notices. All notices required or permitted hereunder shall be sent in accordance with the provisions and to the addresses maintained in the records of each party.

7.                         Waiver. No failure or delay by either party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

8.                         Entire Agreement. This Agreement (including any schedules and exhibits hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto with respect to the subject matter hereof.

9.                         Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance is determined by a court of competent jurisdiction to be invalid, illegal, void or unenforceable the remaining provisions hereof, shall, subject to the following sentence, remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any provision or the application thereof is invalid, illegal, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent permitted by applicable law.

10.                        Amendment. This Agreement may be changed only by an agreement in writing signed by the parties hereto.

11.                        Counterparts. This Agreement may be executed in one or more counterparts and as so executed shall constitute a single instrument.

[SIGNATURES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth in the introductory paragraph hereof.

Vopia, Inc.

By: /s/ Jose De La Cruz

Name: Jose De lA Cruz

Title: Chief Executive Officer

Gimwork Project LP

By: /s/ Ramus Refer

Name: Rasmus Refer

Title: Owner

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